Exhibit 15.2

Acknowledgment of Ernst & Young LLP,

Independent Registered Public Accounting Firm

Board of Directors

Lockheed Martin Corporation

We are aware of the incorporation by reference in Amendment No. 3 to the Registration Statement (Form S-4 and Form S-1 No. 333-210797) and related Prospectus of Abacus Innovations Corporation of our report dated April 27, 2016 relating to the unaudited consolidated interim financial statements of Lockheed Martin Corporation that is included in its Form 10-Q for the quarter ended March 27, 2016.

/s/ Ernst & Young LLP

McLean, Virginia
July 11, 2016